Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Shareholders
Lexington Realty Trust

We consent to the incorporation by reference in the registration statement on Form S-3 (File Nos. 333-136541, 333-138774, 333-140073, 333-131347, 333-121708, 333-113508, 333-109393, 333-103140, 333-102307, 333-90932, 333-71998, 333-92609, 333-85631, 333-76709, 333-70217 and 333-57853), on Form S-4 (File Nos. 333-137296 and 333-139743), and on Form S-8 (File Nos. 333-102232 and 333-85625) of Lexington Realty Trust (formerly known as Lexington Corporate Properties Trust) of our reports dated February 28, 2007, with respect to the consolidated balance sheets of Lexington Realty Trust and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Lexington Realty Trust.

KPMG LLP
New York, New York
February 28, 2007